Exhibit 5.1

August 5, 2014

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Re:UQM Technologies, Inc. Common Stock Offering

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to UQM Technologies, Inc., a Colorado corporation (the "Company"), in connection with the offering of 57,297 shares (the "Warrant Shares") of the Company's common stock, par value $0.01 (the "Common Stock"), issuable upon the exercise of stock purchase warrants issued by the Company on February 5, 2014 (the "Warrants").  The offering of the Warrant Shares is being made pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-193305) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), the prospectus dated January 22, 2014 (the "Base Prospectus"), and the prospectus supplement dated August 5, 2014, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the "Prospectus Supplement").  (The Base Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus.") The Warrant Shares are to be issued by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

With regard to our opinion regarding the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant

UQM Technologies, Inc.

August 5, 2014

Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Members of our firm are admitted to practice in the State of Colorado.  We express no opinion as to the laws of any jurisdiction other than the United States of America and the State of Colorado, and also express no opinion with respect to the blue sky securities laws of any state, including Colorado.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

This opinion may be incorporated by reference as an exhibit to the Registration Statement.  We hereby consent to being named as counsel to the Company under the caption "Legal Matters" contained in the Prospectus.  In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ Sherman & Howard L.L.C.